Exhibit 4.1


     This COMMON STOCK PURCHASE AGREEMENT, dated as of June 3, 1997, is among DDL ELECTRONICS, INC., a Delaware corporation (the "Company"), and each of the Purchasers identified as such on the Signature Pages hereof (the "Purchasers").


                               W I T N E S S E T H:

     WHEREAS, the Company desires to obtain equity financing through the offer, issuance and sale of its Common Stock, par value $.01 per share (the "Common Stock"); and

     WHEREAS, the several Purchasers desire, on the terms and conditions set forth in this Agreement, to purchase Common Stock in the amounts of their Commitments (as defined below);

     NOW, THEREFORE, based upon the foregoing and the mutual covenants and agreements herein contained, and for other good and sufficient consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINED TERMS

     Section 1.1. Definitions. When used herein, the following terms shall have the following meanings:

     "Agreement" shall mean this Common Stock Purchase Agreement, as it may be amended or otherwise modified from time to time.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" means five percent of the aggregate purchase price of the Shares under this Agreement.

     "Commitment" means, as to any Purchaser, the obligation of such Purchaser to purchase Shares pursuant to Section 2.1 hereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Material Adverse Effect" means, as to any Person, any material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person and its Subsidiaries, taken as a whole.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Placement Agent" means Fechtor, Detwiler & Co., Inc.

     "Plan" means any plan regulated under ERISA.

     "Purchaser" has the meaning set forth in the preamble of this Agreement and shall include any partner of a Purchaser who receives shares of Common Stock pursuant to a distribution from or a liquidation of such Purchaser.

     "Subsidiary" or "Subsidiaries" of any Person means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person.
     "`33 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "`34 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated hereunder.

                                    ARTICLE II
                               PURCHASE AND SALE TERMS

     Section 2.1. Purchase and Sale. Subject to the terms of this Agreement, the Company shall authorize, issue and sell to each Purchaser, and each Purchaser shall purchase from the Company at the Closing, at a purchase price of $0.75 per share, the total number of shares of Common Stock set forth opposite such Purchaser's name on the applicable Signature Page hereof (all such shares being the "Shares"). In the Company's discretion, some or all of the Shares may consist of Common Stock escrowed with First Union National Bank at the date hereof as collateral for the Company's 10% Senior Notes due July 1, 1997 (the Senior Notes"). The obligation of each Purchaser to purchase Shares hereunder and to pay the purchase price therefor is several and not joint.

     Section 2.2. The Closing. The closing of the purchase and sale of the Shares shall take place at the offices of the Placement Agent in Boston, Massachusetts, or at such other location as the Company and a majority in interest of the Purchasers may designate (the "Closing"). The Closing shall occur on June 12, 1997 or on such other date as the Company and a majority in interest of the Purchasers may designate (the "Closing Date").

    Section 2.3. Payment and Delivery. The amount of the purchase price for each Purchaser to be paid on the Closing Date shall be as set forth opposite such Purchaser's name on the applicable Signature Page hereof. At the time of the Closing: (i) each Purchaser shall pay the purchase price of the Shares purchased by it in full by wire transfer of immediately available funds to an account designated by the Company in writing not less than two business days prior to the Closing Date; and (ii) the Company shall pay the Commission to the Placement Agent in full by wire transfer of immediately available funds to an account designated by the Placement Agent in writing not less than two business days prior to the Closing Date. As soon as practicable following delivery of funds by each Purchaser on the Closing Date, the Company shall deliver to each Purchaser stock certificates evidencing the total number of Shares to be purchased by it hereunder, registered in the name of such Purchaser or its nominee.

     Section 2.4. Use of Proceeds. The Company shall use the net cash proceeds of its sale of Shares solely for the purpose of paying the principal amount of, and interest accrued on, the Senior Notes or, in the event that the Senior Notes shall have been paid in full without any use of such proceeds, for working capital.

                                    ARTICLE III
                                CLOSING CONDITIONS

     The obligation of each Purchaser to purchase Shares on the Closing Date shall be subject to satisfaction or waiver of the following conditions on or prior to such date (unless otherwise specified below):

     Section 3.1. Execution of This Agreement and Related Documents. This Agreement shall have been duly authorized, executed and delivered by all parties hereto and shall remain in full force and effect.

     Section 3.2. Investments by Other Purchasers. Concurrently with the purchase of Shares by such Purchaser on the Closing Date, other Purchasers shall have purchased and, to the extent required by Section 2.3 for such Purchaser and such other Purchasers, paid the purchase price for a number of Shares that, when taken together with the purchase of such Purchaser, shall total at least $1,250,000 in the aggregate.

     Section 3.3. Representations and Warranties True and Correct. The representations and warranties contained in Article IV shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except to the extent that any such representations and warranties specifically apply to a prior date).

                                    ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Purchasers, as of the Closing Date (except to the extent any of the following representations or warranties specifically apply or relate to a prior date, in which event the Company represents and warrants such representations and warranties to be true and correct as of such prior date), as follows:

     Section 4.1. Corporate Existence. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or use of its assets or properties, or the conduct or nature of its business, makes such qualification necessary (except for jurisdictions in which the failure to so qualify or be in good standing would not be reasonably likely to have a Material Adverse Effect). The Company has all requisite corporate power and authority to conduct its business and own its properties as currently and contemplated to be conducted and owned.

     Section 4.2.  Power and Authority.   The Company has all requisite
corporate power and authority, and has taken all required corporate and other action necessary, to execute, deliver and perform this Agreement and to issue and sell the Common Stock as herein provided. None of the foregoing actions will (i) violate any provision of the Company's charter or bylaws, (ii) result in the breach of or constitute a default under any contract, agreement or instrument to which the Company is a party or by which it is bound, (iii) result in the creation or imposition of any lien, claim or encumbrance on any Company asset, (iv) give any person rights to terminate any contracts or agreements with the Company or otherwise to exercise rights against the Company or (v) violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any court, tribunal or governmental entity applicable to or bearing upon the Company or any of its assets or business, except, as to clauses (ii), (iii) and
(iv) above, as would have no Material Adverse Effect on the Company.

     Section 4.3. Enforceability, etc. This Agreement has been duly executed and delivered by the Company and, assuming that this Agreement is duly executed and delivered by, and is within the power and authority of, each of the Purchasers, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

     Section 4.4. Consents, Approvals and Non-Contravention. Neither the execution, delivery and performance of this Agreement by the Company, nor the consummation of any transaction related hereto or thereto, nor the issuance, sale or delivery of any Common Stock hereunder, will

            (a) require any consent or approval of, filing or taking of any other action with, or notice to, any Person;

            (b) violate any contract, agreement, instrument or other arrangement to which the Company is a party or by which it is bound;
or

            (c) violate (x) any order, writ, judgment, injunction or decree or (y) any statute, law, rule or regulation of any court, tribunal or governmental entity or authority applicable to or bearing upon the Company or any of its assets or business;

except, as to clauses (a), (b) and (c) (y) above, as would have no Material Adverse Effect.

     Section 4.5. Brokers, etc. The Company has not dealt with any broker, finder or other similar Person in connection with the offer or sale of any Common Stock or any of the other transactions contemplated by this Agreement in such a manner as to obligate any Person to pay any fee or commission in respect thereof other than the Commission payable to the Placement Agent hereunder.

     Section 4.6. Private Sale; Public Resale. The Company has not offered any Common Stock or any other securities to, or solicited any offers to acquire any Common Stock or any other securities from, or otherwise approached, negotiated or communicated in respect of any Common Stock or any other securities from, or otherwise approached, negotiated or communicated in respect of any Common Stock or any other securities with, any Person in such a manner as to require that the offer or sale of the Common Stock or any such other securities be registered pursuant to the '33 Act or any state securities laws ("Blue Sky Laws"). The Company is eligible to use Form S-3 under the '33 Act to register offers and sales of the Shares as contemplated by Article VII of this Agreement.

                                    ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

     Each Purchaser severally (but not jointly) represents and warrants to the Company, at and as of the Closing Date, as follows:

     Section 5.1. Power and Authority. Such Purchaser has full power and authority and, if not an individual Purchaser, has taken all required corporate (or trust or partnership, as the case may be) and other action necessary to permit it to execute and deliver this Agreement and to carry out the terms hereof. None of the foregoing actions will (i) violate any provision of such Purchaser's charter, bylaws or other similar organic document, if applicable, (ii) result in the breach of or constitute a default under any contract, agreement or instrument to which such Purchaser is a party or by which such Purchaser is bound or (iii) violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any court, tribunal or governmental entity or authority applicable to or bearing upon such Purchaser or any of its assets or business, except, as to clause (iii) above, as would have no Material Adverse Effect on the Purchaser.

     Section 5.2. Enforceability, etc. This Agreement has been duly executed and delivered by such Purchaser and, assuming that this Agreement is duly executed and delivered by, and is within the power and authority of, the Company, constitutes the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

     Section 5.3. Purchase for Investment. Such Purchaser is purchasing its Shares for investment, for its own account and not for the account of any Plan (or if such Shares are being acquired for the account of any such Plan, such acquisition does not involve a non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code) and not with a view to distribution thereof, except as permitted hereunder. Such Purchaser has had no participation in any such undertaking and has no participation in the underwriting of any such undertaking. Such Purchaser understands that its Shares must be held indefinitely unless registered under the '33 Act or exempt from registration. Such Purchaser will effect no short sale of the Common Stock at any time from and including the date hereof through the completion of the 180-day period described in Section 7.3(b) as the same may be extended pursuant to the block paragraph following Section 7.3(i).

     Section 5.4. Financial Matters, etc. Such Purchaser represents and warrants to the Company that it understands that its purchase of Shares hereunder involves substantial risk and that such Purchaser's financial condition and investments are such that it is in a financial position to hold such Shares for an indefinite period of time and to bear the economic risk of, and withstand a complete loss of the value of, such Shares. Such Purchaser represents that it is an "accredited investor" as that term is defined in Regulation D promulgated under the '33 Act and that such Purchaser is a sophisticated investor, capable of evaluating the merits and risks of investing in the Company.

     Section 5.5. Full Disclosure. During the negotiation of the transactions contemplated herein, the Purchaser and its representatives have been afforded full and free access to the Company's corporate books, financial statements and records, have been afforded an opportunity to ask such questions of the Company's officers and employees concerning the Company's business, operations, financial condition, assets, liabilities and other relevant matters, and have been given all such information as has been requested, in order to evaluate the merits and risks of the prospective investment contemplated herein. The Purchasers and its representatives have obtained and read all of the periodic reports filed by the Company under the '34 Act from January 1, 1996 to the date hereof.

     Section 5.6. Brokers, etc. Such Purchaser has not dealt with any broker, finder or other similar Person in connection with the offer or sale of any Shares or any of the transactions contemplated by this Agreement in such a manner as to obligate any Person to pay any fee or commission in respect thereof other than the Commission payable to the Placement Agent hereunder.

                                    ARTICLE VI
                                   TERMINATION

     Section 6.1. Termination. This Agreement may be terminated at any time prior to the Closing:

            (a) by mutual consent of the Company and a majority in interest of the Purchasers;

            (b) by the Company if the Closing shall not have occurred by June 27, 1997, provided that the failure to consummate the transactions contemplated hereby is not a result of the failure by the Company to perform any of its obligations hereunder.

     Section 6.2. Effect of Termination. If this Agreement shall be terminated pursuant to Section 6.1, then all obligations, representations and warranties of the parties under this Agreement shall terminate and there shall be no liability of any party to another party, except (i) for any breach of this Agreement prior to such termination and (ii) as provided in Section 8.1.


                                    ARTICLE VII
                                REGISTRATION RIGHTS

     Section 7.1. Certain Other Defined Terms. Capitalized terms used in this Article without definition shall have the respective meanings given such terms elsewhere in this Agreement. As used in this Article, the following terms shall have the following meanings:

     "Commission" shall mean the Securities and Exchange Commission.

     "Holder" shall mean any registered holder or holders of Shares.


     "Prospectus" shall mean the prospectus included in the Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the '33 Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of the Shares covered by the Registration Statement, and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference therein.

     "Registration Statement" shall mean a registration statement of the Company on Form S-3 that covers the offer and sale of the Shares pursuant to this Article, as amended by any amendment to such registration statement, including any post-effective amendment, and all exhibits and all material incorporated by reference or deemed to be incorporated by reference therein.

     Section 7.2. Registration Rights. The Company will commence preparation of the Registration Statement immediately following the Closing and will file the Registration Statement with the Commission as soon as practicable after the Closing and not later than thirty days after the Closing Date. The Company will use its best efforts to cause the Shares to be registered under the '33 Act for sale to the public by the Holders at the earliest practicable date following the filing of the Registration Statement with the Commission.

     Section 7.3.  Registration Procedures.    In connection with the
registration obligations of the Company pursuant to the terms and conditions of this Agreement, the Company shall:

            (a) prior to filing a Registration Statement or Prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the Registration Statement, furnish to the Holders of the Shares covered by such Registration Statement (the "Selling Holders"), in care of the Placement Agent, one copy of each document proposed to be filed at least two business days prior thereto, and the Company will not, unless required by law, file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto (including such documents incorporated by reference) to which Selling Holders of at least a majority of the Shares being sold (the "Objecting Party") shall object pursuant to notice given to the Company prior to the filing of such amendment or supplement (the "Objection Notice"); the Objection Notice shall set forth the objections and the specific areas in the draft documents where such objections arise; the Company shall have five business days after receipt of the Objection Notice to correct such deficiencies to the satisfaction of the Objecting Party and will notify the Placement Agent of any stop order issued or threatened by the Commission in connection therewith and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

            (b) promptly prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement effective for a period of not less than 180 days from and including the initial effective date thereof; cause the Prospectus to be supplemented by any required Prospectus supplement for the same period and, as so supplemented, to be filed pursuant to Rule 424 under the '33 Act; and comply with the provisions of the '33 Act applicable to it with respect to the disposition of all Shares covered by the Registration Statement during the same period in accordance with the intended methods of disposition by the Selling Holders set forth in such Registration Statement or supplement to the Prospectus;

            (c) promptly furnish to any Selling Holder and the underwriters, if any, without charge, such number or conformed copies of such Registration Statement and any post-effective amendment thereto and such number of copies of the Prospectus (including each preliminary Prospectus) and any amendments or supplements thereto, and any documents incorporated by reference therein, as such Selling Holder or underwriter may request in order to facilitate the disposition of the Shares being sold by such Selling Holder (it being understood that the Company consents to the use of the Prospectus and any amendment or supplement thereto by each Selling Holder and the underwriters, if any, in connection with the offering and sale of the Shares covered by the Prospectus or any amendment or supplement thereto);

            (d) promptly notify the Placement Agent, and (if requested by such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information to be included in any Registration Statement or Prospectus or otherwise, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or the initiation or threatening of a any proceedings for that purpose, (iv) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Shares under Blue Sky Laws the initiation of any proceedings for that purpose and (v) of the happening of any event which makes any statement made in a Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated by reference therein untrue or which requires the making of any changes in such Registration Statement, Prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such Prospectus so that, as thereafter deliverable to the purchasers of such Shares, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

            (e) promptly use its best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement and, if one is issued, to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

            (f) if requested by the managing underwriter, if any, or any Selling Holder, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriter or Selling Holder requests to be included therein, including, without limitation, with respect to the number of Shares being sold by such Selling Holder to such underwriter or underwriters and with respect to any other terms of any underwritten offering of the Shares to be sold in such offering, and promptly make all required filings of such Prospectus supplement or post-effective amendment;

           (g) promptly make available for inspection by any Selling Holder, any underwriter participating in any disposition pursuant to the Registration Statement and any attorney, accountant or other agent or representative retained by any such Selling Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information requested by any such Inspector in connection with such Registration Statement;

            (h) cooperate with each Selling Holder and each underwriter participating in the disposition of such Shares and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD"); and

            (i) during the period when the Prospectus is required to be delivered under the '33 Act, promptly file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the '34 Act.

Each Selling Holder, upon receipt of any notice from the Company of the happening of any event of the kind contemplated by subsection (b) or (f) of this Section 7.3, shall forthwith discontinue disposition of the Shares until such Selling Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by subsection (b) or (f) of this Section
7.3 or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and, if so directed by the Company, such Selling Holder will, or will request the managing underwriter, if any, to, deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Selling Holder's possession, of the Prospectus covering such Shares current at the time of receipt of such notice. In the event that the Company shall give any such notice, the period for which the Registration Statement is required to be kept effective pursuant to Section 7.3(b) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each Selling Holder shall have received (i) the copies of the supplemented or amended Prospectus contemplated by subsection (b) or (f) of this Section 7.3 or (ii) the Advice. If the Registration Statement refers to any Selling Holder by name or otherwise as the holder of any securities of the Company, then such Selling Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Selling Holder, to the effect that the holding by such Selling Holder of such securities is not to be construed as a recommendation by such Selling Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Selling Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Selling Holder by name or otherwise is not required by the '33 Act or any similar federal statute then in force, the deletion of the reference to such Selling Holder.

     Section 7.4. Registration Expenses. All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all Commission and securities exchange or NASD registration and filing fees, fees and expenses of compliance with Blue Sky Laws (including fees and disbursements of counsel in connection with "blue sky" qualifications of the Shares), printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of the Company's officers and employees performing legal or accounting duties), fees and expenses incurred in connection with the listing of the securities to be registered, if any, on each securities exchange on which similar securities issued by the Company are then listed, fees and disbursements of counsel for the Company and its independent certified public accountants (including the expense of any special audit or "cold comfort" letters required by or incident to such performance), '33 Act liability insurance (if the Company elects to obtain such insurance), reasonable fees and expenses of any special experts retained by the Company in connection with such registration, fees and expenses of other Persons retained by the Company, reasonable fees and expenses of one counsel for the Holders incurred in connection with each registration hereunder (but not including any underwriting fees, discounts or commissions attributable to the sale of Shares) and any out-of-pocket expenses of the Holders excluding any travel costs and counsel fees except as set forth above will be borne by the Company whether or not the Registration Statement becomes effective. The Holders will bear the fees and expenses of any attorneys engaged to represent them and will pay the discounts, commissions and expenses charged by any securities broker or dealer engaged to distribute the Shares.

     Section 7.5.  Indemnification and Contribution.

            (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Holder, its officers, directors and each Person who controls such Holder (within the meaning of the '33 Act), and any agent or investment adviser thereof, against all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and costs of investigation) arising out of or based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, any amendment or supplement thereto, any Prospectus or preliminary Prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same arise out of or are based upon any information with respect to such Holder furnished in writing to the Company by or on behalf of such Holder expressly for use therein; provided that, in the event that the Prospectus shall have been amended or supplemented and copies thereof as so amended or supplemented shall have been furnished to a Holder prior to the confirmation of any sales of Shares, such indemnity with respect to the Prospectus shall not inure to the benefit of such Holder if the Person asserting such loss, claim, damage, liability or expense and who purchased the Shares from such holder did not, at or prior to the confirmation of the sale of the Shares to such Person, receive a copy of the Prospectus as so amended or supplemented and the untrue statement or omission of a material fact contained in the Prospectus was corrected in the Prospectus as so amended or supplemented. In connection with an underwritten offering, the Company will indemnify the underwriters thereof, their officers and directors and each person who controls such underwriters (within the meaning of the '33 Act) to the same extent as provided above with respect to the indemnification of the Holders of Shares except with respect to information provided by the underwriter specifically for inclusion therein.

            (b) Indemnification by Holders of Shares. In connection with any Registration Statement in which a Holder is participating, each such Holder will furnish to the Company in writing such information with respect to the name and address of such Holder and such other information as may be reasonably required for use in connection with any such Registration Statement or Prospectus and agrees to indemnify, to the full extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the '33 Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading to the extent, but only to the extent, that such untrue or alleged untrue statement is contained in or such omission or alleged omission relates to any information with respect to such Holder so furnished in writing by such Holder specifically for inclusion in any Prospectus or Registration Statement; provided, however, that such Holder shall not be liable in any such case to the extent that, prior to the filing of any such Registration Statement or Prospectus or amendment thereof or supplement thereto, such Holder has furnished in writing to the Company information expressly for use in such Registration Statement or Prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to the Company. In no event shall the liability of any Selling Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Selling Holder upon the sale of the Shares giving rise to such indemnification obligation.

            c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such Person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such Person will claim indemnification or contribution pursuant to this Agreement and, unless in the judgment of counsel of such indemnified party a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claim. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel (plus such local counsel, if any, as may be reasonably required in other jurisdictions) with respect to such claim, unless in the judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels. For the purposes of this subsection (c), the term "conflict of interest" shall mean that there are one or more legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party or such other indemnified parties, as applicable, which different or additional defenses make joint representation inappropriate.

            d)    Contribution.   If the indemnification from the
indemnifying party provided for in this Section 7.5 is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in subsection (c), any reasonable legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this subsection (d), no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Shares of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the '33 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     Section 7.6. Transfer or Assignment of Registration Rights. The rights to cause the Company to register Shares granted pursuant to this Article may be transferred or assigned by any Holder to a transferee or assignee of Shares, provided that the transferee or assignee of such rights shall expressly assume the obligations of a Holder under this Article.

                                    ARTICLE VIII
                                   MISCELLANEOUS

     Section 8.1. Expenses. Each party to this Agreement shall pay such party's own costs and expenses incident to the preparation, negotiation and performance hereof.

     Section 8.2. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but, if any provision of this Agreement shall be prohibited by or invalid under applicable law, then such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     Section 8.3. Parties in Interest. All covenants and agreements contained in this Agreement by or on behalf of any party hereto shall bind and inure to the benefit of the respective legal representatives, successors and assigns of such party whether so expressed or not.

     Section 8.4. Notices. All notices, demands and other communications to be given and delivered under and by reason of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by a reputable express courier service (charges prepaid), mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or sent by telecopier. Such notices, demands and other communications shall be sent to the Company at 2151 Anchor Court, Newbury Park, California 91320 (telecopier number 805-376-9015), Attention: Richard K. Vitelle, and to the Purchasers at the addresses (or telecopier numbers) set forth on the Signature Pages hereof or at such other address (or telecopier number) or to the attention of such other Person as a recipient party may have specified by prior written notice to the sending party.

     Section 8.5. No Waiver. No failure to exercise and no delay in exercising any right, power or privilege granted under this Agreement shall operate as a waiver of such right, power or privilege. No single or partial exercise of any right, power or privilege granted under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement are cumulative and are not exclusive of any rights or remedies provided by law.

     Section 8.6. Amendments and Waivers. Except as herein provided, this Agreement may be modified or amended only by a writing signed by the Company and by Purchasers of not less than 75% of the Shares at the time outstanding.

     Section 8.7. Understanding Among the Purchasers. The determination of each Purchaser to purchase the Shares pursuant to this Agreement has been made by such Purchaser independent of any other Purchaser and independent of any statements or opinions as to the advisability of such purchase or as to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company and its Subsidiaries that may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser. In addition, it is acknowledged by each Purchaser that no other Purchaser has acted as an agent of such Purchaser in connection with making its investment hereunder and that no other person shall be acting as an agent of such Purchaser in connection with monitoring its investment hereunder.

     Section 8.8. Survival, etc. All representations and warranties contained in this Agreement or made in writing by or on behalf of the Company or the Purchasers in connection with the transactions contemplated by this Agreement shall survive the execution and delivery of this Agreement, the Closing and any investigation made at any time by or on behalf of the Company or any Purchaser for a period of two years following the Closing Date.

     Section 8.9. Governing Law. This Agreement shall be governed by, and considered in accordance with, the laws of the State of Delaware without regard to principles of conflict of laws.

     Section 8.10. Entire Agreement. This Agreement expresses the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements among the parties, or any of them, in that regard.

     Section 8.11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one agreement.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                     DDL ELECTRONICS, INC.


                                     By: /s/ Gregory L. Horton
                                         ______________________
                                           Name: Gregory L. Horton
                                           Title: President and CEO

                      Signature Page for Common Stock Purchase Agreement


Name and Address of Purchaser        Number of Shares       Purchase Price


PAR INVESTMENT PARTNERS, L.P.            1,000,000            $.75 / share
                                                                 =$750,000



By:/s/ Arthur G. Eyker III
   ________________________
     Name: Arthur G. Eyker, III
     Title: Partner of PAR Capital Management, Inc.
            which is General Partner of PAR Group, L.P.
            which is General Partner of PAR Investment Partners, L.P.


One Financial Center
Suite 1600
Boston, MA 02111
Fax:  617-556-8875

                      Signature Page for Common Stock Purchase Agreement


Name and Address of Purchaser        Number of Shares       Purchase Price


A.I.M. OVERSEAS LTD.                     250,000                $.75

By:/s/ S. Allen
   ________________________
     Name: S. Allen
     Title: Holder of Proxy


c/o LIS s.a.
1-rue Goethe
L-1637 Luxembourg
Attn:  Sylvie Allen
Fax:  352-89-75-54

                      Signature Page for Common Stock Purchase Agreement


Name and Address of Purchaser        Number of Shares       Purchase Price


/s/ Peter D. Fenton                      125,000                $.75
___________________________
Peter D. Fenton


7 Worthen Rd
Winchester, Mass 01890

Fax: 617-426-7276

                      Signature Page for Common Stock Purchase Agreement


Name and Address of Purchaser        Number of Shares       Purchase Price


/s/ Richard Fechtor                      150,000                $0.75
___________________________
Richard Fechtor


17 Emily Rd
Framingham MA 01701

Fax:508-620-1149

                      Signature Page for Common Stock Purchase Agreement


Name and Address of Purchaser        Number of Shares       Purchase Price


/s/ Jeffrey R. Power                     125,000                $0.75
___________________________
Jeffrey Power


74 Beach Street
Cohasset, MA 02025

Fax:617-383-1118

                      Signature Page for Common Stock Purchase Agreement


Name and Address of Purchaser        Number of Shares       Purchase Price


/s/ Sheldon M. Fechtor                   100,000                $.75
___________________________
Sheldon M. Fechtor


151 Tremont St.  Apt 19E
Boston, MA 02111

Fax:(617) 348-2829

                      Signature Page for Common Stock Purchase Agreement



Name and Address of Purchaser        Number of Shares       Purchase Price


/s/ Robert Detwiler                      125,000               $.75
___________________________
Robert Detwiler


c/o Fechtor, Detwiler & Co, Inc.
155 Federal St
Boston, MA 02110
Fax:617-426-0506

                      Signature Page for Common Stock Purchase Agreement


Name and Address of Purchaser        Number of Shares       Purchase Price


/s/ John Pemble                          75,000                 $.75
___________________________
John Pemble


215 Raleigh Tavern Ln
North Andover, MA 01845

Fax:508-689-7858

                      Signature Page for Common Stock Purchase Agreement


Name and Address of Purchaser        Number of Shares       Purchase Price


/s/ Andrew Detwiler                      25,000                $.75
___________________________
Andrew Detwiler


77 Nedgate St
Scituate, MA 02066
Fax:

                      Signature Page for Common Stock Purchase Agreement


Name and Address of Purchaser        Number of Shares       Purchase Price


/s/ Maurice R. Buchsbaum                 25,000                 $.75
________________________
Maurice R. Buchsbaum


20805 Cipres Way
Boca Raton, Florida 33433

Fax:   ____________________















0007049.04